 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2016

Sitestar Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-27763 (Commission File Number)	88-0397234 (IRS Employer Identification No.)

4026 Wards Rd.

Ste G1 #271

Lynchburg, VA, 24502

(Address of Principal Executive Offices)

(434) 239-4272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders of Sitestar Corporation (the “Company”) was held on September 19, 2016. The stockholders voted on the following four proposals: (i) the re-election of four members of the board of directors of the Company and the election of one member of the board of directors of the Company, each for a term of one year; (ii) the compensation of our named executive officers (advisory vote); (iii) the frequency of an advisory vote to approve the compensation of our named executive officers (advisory vote); and (iv) ratification of the appointment of Cherry Bekaert, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Proposal One

The vote with respect to the nominees for director is set forth below:

	Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
Jeffery I. Moore	92,695,095	3,117,092	-	16,022,348
(Independent)
Steven L. Kiel	92,445,095	3,367,092	-	16,022,348
Jeremy K. Gold	92,445,095	3,367,092	-	16,022,348
(Independent)
Christopher T. Payne	91,648,050	4,164,137	-	16,022,348
(Independent)
Keith D. Smith	91,648,050	4,164,137	-	16,022,348
(Independent)

Each nominee received the required number of votes for re-election/election to the board of the Company, to serve until their respective successors are elected and qualified.

Proposal Two

The vote with respect to the compensation of our named executive officers is set forth below:

Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
93,082,124	2,240,897	489,166	16,022,348

Under the advisory vote, the compensation of the Company’s named executive officers was approved.

Proposal Three

The vote with respect to the frequency of an advisory vote to approve the compensation of our named executive officers is set forth below:

1 Year	2 Years	3 Years	Abstentions
5,347,233	5,233,000	84,227,669	1,004,285

Under the advisory vote, the stockholders voted to have an advisory vote on the compensation of our named executive officers every three years. The Company acknowledges the stockholders acceptance of our proposal to have the advisory vote every three years. The Company will hold such vote once every three years until the next required vote on the frequency of shareholder votes on the compensation of our executives.

Proposal Four

The vote with respect to the ratification of the appointment of Cherry Bekaert, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 is set forth below:

Total Votes For	Total Votes Withheld	Abstentions	Broker Non-Votes
110,830,250	1,000,000	4,285	-

Cherry Bekaert, LLP was approved as the Company’s independent registered public accountant for the year ending December 31, 2016.

Item 8.01. Other Events.

On September 19, 2016, the Company announced that it had entered into an agreement with Alluvial Capital Management, LLC (“Alluvial Capital”) to make a seed investment in a soon to be launched private investment partnership. Alluvial Capital will act as the general partner and the Company will invest in the private investment partnership as a limited partner.

The Company has agreed to make a seed investment of $10,000,000 in the private investment partnership, which will be funded through cash on hand and through the proceeds of a private placement. In conjunction with the investment, the Company will be developing an asset management business.

The September 19, 2016 Press Release relating to the seed investment is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit Description

99.1 Press Release dated September 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sitestar Corporation

(Registrant)

Date: September 19, 2016

By: /s/ Steven L. Kiel

Steven L. Kiel

President & CEO